                                                                 Exhibit (P)(ii)

                                 BARTLETT & CO.

                                 CODE OF ETHICS
                                       AND
                                 HOLDINGS REPORT

                                  DATED 2/19/03

                                TABLE OF CONTENTS

I.     DEFINITIONS

II.    STATEMENT OF PRINCIPLES

       A.   CLIENTS COME FIRST

       B.   AVOID TAKING ADVANTAGE

       C.   AVOID CONFLICTS OF INTEREST

III.   PROHIBITED PERSONAL SECURITIES TRANSACTIONS (PURCHASES & SALES)

IV.    EXEMPTED TRANSACTIONS

V.     PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

VI.    TRADING DESK PROCEDURES

VII.   TRANSACTION AND ACCOUNT POSITION REPORTING

       A.   DISCLOSURE OF PERSONAL BROKERAGE ACCOUNTS

       B.   ANNUAL REPORTING REQUIREMENTS

       C.   QUARTERLY REPORTING REQUIREMENTS

VIII.  ENFORCEMENT AND PENALTIES

IX.    DUTIES AND POWERS OF THE ADVISOR

X.     ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND HOLDINGS REPORT

I.   DEFINITIONS

"ACT" means the Investment Company Act of 1940.

"ADVISOR" means Bartlett & Co.

"BARTLETT PERSONNEL" means all employees, whether full-time or part-time, of the Advisor. Any provisions of this Code that apply directly to Bartlett Personnel apply equally to accounts in the names of other persons in which Bartlett Personnel have Beneficial Ownership.

"BENEFICIAL OWNERSHIP" means the opportunity, directly or indirectly, to profit or share in any profit derived from the purchase or sale of the subject Securities. "Beneficial Ownership" includes, but is not limited to, ownership of Securities held by members of the immediate family sharing the same household and other interests identified in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934. For these purposes, "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships.

"INVESTMENT PERSONNEL" includes research analysts, traders, Fund Managers and assistants to Fund Managers.

"PERSONAL SECURITIES TRANSACTION(s)" means transactions in Securities for the account(s) in the names of Bartlett Personnel, or for accounts in which Bartlett Personnel have Beneficial Ownership.

"SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or in general, any interest or instrument commonly known as "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

The term "Security" shall NOT include the following securities (THE "EXCLUDED SECURITIES"): (i) shares of registered open-end investment companies, (ii) securities issued by the United States government, (iii) short term debt securities which are government securities within the meaning of
Section 2(a)(16) of the Act, (iv) bankers' acceptances, (v) bank certificates of deposit, (vi) commercial paper and (vii) such other money market instruments as may be designated by the Trust's Board of Trustees.

"PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security. A Security shall be deemed "BEING CONSIDERED FOR PURCHASE OR SALE" by any Bartlett & Co. client when a recommendation to purchase or sell has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A Security shall not be deemed to be one which is "being considered for Purchase or Sale" if such Security is reviewed as part of a general industrial survey or other broad monitoring of the securities market.

II.  STATEMENT OF PRINCIPLES

Bartlett & Co. has adopted this Code of Ethics and the accompanying procedures and forms to govern personal securities investment activities by all personnel of Bartlett & Co. (collectively, "Bartlett Personnel"). Although this code contains a number of specific standards and policies, there are three key principles embodied throughout the Code.

     A. CLIENTS COME FIRST

        The interests of Bartlett & Co. clients must always be paramount. Bartlett Personnel have a legal, fiduciary duty to place the interests of Bartlett & Co. clients first. In any decision relating to their personal investments, Bartlett Personnel must scrupulously avoid serving their own interests ahead of those of any client.

     B. AVOID TAKING ADVANTAGE

        Bartlett personnel may not take inappropriate advantage of their relationship to our clients. Bartlett Personnel should avoid any situation (unusual investment opportunities, perquisites, accepting gifts of more than token value from persons seeking to do business with Bartlett & Co. or its clients, etc.) that might compromise, or call into question, the exercise of their fully independent judgment in the interests of clients.

     C. AVOID CONFLICTS OF INTEREST

        All personal securities transactions should avoid any actual, potential or apparent conflicts of interest. Although all personal securities transactions by Bartlett Personnel must be conducted in a manner consistent with this Code, the Code itself is based upon the premise that Bartlett Personnel owe a fiduciary duty to clients, and should avoid any activity that creates an actual or apparent conflict of interest. Before entering into a personal securities transaction, Bartlett Personnel should ask themselves what effect it would have on their reputation - and Bartlett's - if the transaction was described on the front page of THE CINCINNATI ENQUIRER or THE WALL STREET JOURNAL.

                                    * * * * *

        BARTLETT PERSONNEL MUST ADHERE TO THESE GENERAL PRINCIPLES AS WELL AS COMPLY WITH THE SPECIFIC PROVISIONS OF THIS CODE. TECHNICAL COMPLIANCE WITH THE CODE AND ITS PROCEDURES WILL NOT AUTOMATICALLY PREVENT SCRUTINY OF TRADES THAT SHOW A PATTERN OF ABUSE OF AN INDIVIDUAL'S FIDUCIARY DUTIES TO CLIENTS. BARTLETT & CO. ALSO HAS AN INSIDER TRADING POLICY THAT PLACES ADDITIONAL LIMITATIONS ON PERSONAL TRADING AND THE "TIPPING" OF INSIDE INFORMATION BY BARTLETT PERSONNEL. ANY PROHIBITIONS AND PROCEDURES CONTAINED IN THIS CODE ARE IN ADDITION TO THOSE CONTAINED IN THE INSIDER TRADING POLICY.

III. PROHIBITED PERSONAL SECURITIES TRANSACTIONS (PURCHASES & SALES)

     A. PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL
                         MAY NOT:

        - Execute any security trade, either personally or on behalf of others, based on material non-public information or communicate material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". Please refer to Bartnet for the complete Insider Trading Policy.

        -    Acquire any Security in an initial public offering.

        - Acquire any Security in a private placement without prior written authorization of the acquisition by the Chief Compliance Officer of the Advisor.

        - Profit in a Personal Securities Transaction from the purchase and sale, or sale and purchase of the same or equivalent Securities within 60 calendar days (a "Short-Term Trade"). This restriction does not apply to:

             -    A Short-Term Trade involving Excluded Securities;

             - A Short-Term Trade for which express prior written approval has been received from the Chief Compliance Officer of the Advisor;

             - A Short-Term Trade that is non-volitional on the part of Bartlett Personnel; or

             - A Short-Term Trade resulting from an automatic dividend reinvestment plan.

        - In any calendar year, receive a gift or anything else (for example, air fare, hotel accommodations, etc.) with a value of more than $100 from any single person or entity that does business with the Advisor.

        - Serve on the board of directors of a publicly traded company without prior authorization from the Chief Compliance Officer of the Advisor based upon a determination that such service would be consistent with the interests of Bartlett & Co. Investment Personnel that serve on such boards of directors are not permitted to participate in any investment decisions made by Bartlett & Co. involving Securities of a Company on whose board they serve.

     B. BARTLETT PERSONNEL
             MAY NOT:

        - Execute a Personal Securities Transaction without the prior written authorization of the Chief Compliance Officer of the Advisor or such authorized designees.

IV.  EXEMPTED TRANSACTIONS

        The provisions described above under the heading PROHIBITED PERSONAL SECURITIES TRANSACTIONS do not apply to:

        -    Purchases or Sales of Excluded Securities;

        - Purchases or Sales of Securities involving less than 2,000 shares of a Security included in the Standard & Poor's 500 Index;

        - Purchases or Sales of Securities involving less than 2,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares for the past ten trading days;

        - Purchases or Sales of options contracts on a broad-based market index;

        - Purchases or Sales of Securities effected in any account in which Bartlett Personnel have no Beneficial Ownership;

        - Purchases or Sales of Securities which are non-volitional on the part of Bartlett Personnel (for example, the receipt of stock dividends);

        - Purchase of Securities made as part of automatic dividend reinvestment plans; and

        - Purchase of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired.

V.   PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

All Bartlett Personnel wishing to engage in Personal Securities Transactions, whether or not such transactions are executed through Legg Mason Wood Walker, must obtain prior written authorization of any such Personal Securities Transaction (except transactions in Excluded Securities, which are exempt from this requirement and for transactions where the Bartlett Personnel has no knowledge of the transaction before it is completed (i.e. blind trusts, discretionary accounts managed by a third party etc...) from the Chief Compliance Officer of Bartlett & Co. or such person or persons that the Chief Compliance Officer may from time to time designate to make such written authorizations. Personal Securities Transactions by the Chief Compliance Officer shall require prior written authorization of the President of the Advisor or his designee, who shall perform the review and approval functions relating to reports and trading by the Chief Compliance Officer.

Any authorization so provided is effective until the close of business on the fifth trading day after the authorization is granted. In the event that an order for the Personal Securities Transaction is not placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not executed within that time period, no new authorization is required.

VI. TRADING DESK PROCEDURES

The Bartlett & Co. Trading Desks shall not execute ANY Personal Securities Transaction for Bartlett Personnel unless such Personal Securities Transaction has received the authorized prior written pre-clearance by an approved pre-clearance officer designated by the Chief Compliance Officer of Bartlett & Co.

Even if prior written approval has been obtained from a pre-clearance officer, the Bartlett & Co. Trading Desks shall not execute any Personal Securities Transactions for any Bartlett Personnel in a Security on (i) any day on which the Trading Desks have been advised that a trading program in that Security or an equivalent Security is pending or continuing until it is filled, or (ii) any day in which any publicly-traded Mutual Fund that Bartlett & Co. sub advises has a pending Purchase or Sale order in that Security or an equivalent Security until that pending order is executed or withdrawn.

VII.  TRANSACTION AND ACCOUNT POSITION REPORTING REQUIREMENTS

        A.   DISCLOSURE OF PERSONAL BROKERAGE ACCOUNTS
             At the commencement of employment, all Bartlett Personnel are required to submit to the Chief Compliance Officer of Bartlett & Co. the names and account numbers of all of their personal brokerage accounts, brokerage accounts of members of their immediate families, and any brokerage account which they control or in which they or an immediate family member has Beneficial Ownership.

             Each of these accounts is required to furnish duplicate confirmations and statements to Bartlett & Co. The Chief Compliance Officer of Bartlett & Co. shall review, or cause to be reviewed, each confirmation from such accounts of Bartlett Personnel on a daily basis.

        B.   ANNUAL REPORTING REQUIREMENTS
             All Bartlett Personnel are required to disclose all personal Brokerage Accounts and all personal Securities holdings upon commencement of employment, and thereafter on an annual basis.

             For Bartlett Personnel executing trades through Legg Mason Wood Walker, detailed transaction information are deemed made automatically to the Chief Compliance Officer of the Advisor.

             At the commencement of employment and, thereafter, in the first quarter of each fiscal year, all Bartlett Personnel are required to certify that they have read and understand this Code and that they have complied with its requirements throughout the prior fiscal year. *THE ANNUAL REPORTING WILL ALSO INCLUDE THE 3/31 QUARTERLY REPORTING DESCRIBED BELOW TO AVOID DUPLICATION.

        C.   QUARTERLY REPORTING REQUIREMENTS

Not later than 10 days after the end of each calendar quarter, all Bartlett Personnel are required to certify, in writing, that they have reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. Certification forms will be provided for this purpose. *THE ANNUAL REPORTING ABOVE WILL ALSO INCLUDE THE 3/31 QUARTERLY REPORT TO AVOID DUPLICATION.

For Bartlett Personnel executing trades through Legg Mason Wood Walker, detailed transaction information are deemed made automatically to the Chief Compliance Officer of the Advisor.

For Bartlett Personnel executing trades other than through Legg Mason Wood Walker, such detailed transaction information will be deemed to be made if the executing broker provides to the Chief Compliance Officer of the Advisor, on a timely basis, duplicate copies of confirmations of all Personal Securities Transactions and copies of periodic statements for all securities accounts.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

Bartlett Personnel need not make such a report with respect to transactions effected for any account in which they may have Beneficial Ownership, but over which they do not have any direct or indirect influence or control (for example, a blind trust). Similarly, Bartlett Personnel or members of their immediate families that acquire securities through periodic purchase plans need only report such acquisitions upon the start of employment at Bartlett & Co., or upon the first transaction in such a plan.

VIII. ENFORCEMENT AND PENALTIES

The Chief Compliance Officer of the Advisor, or his designee, shall review each confirmation and brokerage statement describing Personal Securities Transactions by Bartlett Personnel. If a transaction appears to be in violation of this Code of Ethics, or in the case of Portfolio Managers subadvising Legg Mason Funds, the Legg Mason Fund Code of Ethics, the transaction will be reported to the Management Committee of the Advisor.

Portfolio Managers of any publicly traded Mutual Fund that Bartlett & Co. sub advises or Investment Personnel who profit from a Short-Term Trade will be required to make a charitable contribution in the amount of the profit made.

IV.  DUTIES AND POWERS OF THE ADVISOR

The Management Committee of the Advisor shall determine the appropriate response of the Advisor, taking into account all of the facts and circumstance of the apparent violation. If a violation has, in fact, occurred, the Management Committee shall, in its sole discretion, impose any one or more of the following penalties:

        -    Letter of censure to the person or persons involved;

        - Fines, in amounts to be determined by the Management Committee, to be paid by the person or persons involved;

        -    Suspension of employment of the person or persons involved; or

        -    Termination of employment of the person or persons involved.

The Management Committee also may impose any penalty it deems appropriate upon any person that has engaged in a course of conduct which, although in technical compliance with this Code, shows a pattern of abuse by that person of his or her fiduciary duties.

              X. ANNUAL ACKNOWLEDGEMENT & QUARTERLY 3/31 COMBINED:
                            RECEIPT OF CODE OF ETHICS
                          AND PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Bartlett Code of Ethics dated 2/19/03 and represent that;

     1. I have read the Bartlett Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Ownership. I have read the definition of "Beneficial Ownership" and understand that I may be deemed to have a Beneficial Interest or Ownership in Securities owned by members of my Immediate Family sharing the same household and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

     2. In accordance with Section V of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest or Ownership, except for Transactions exempt from pre-clearance under Section IV of the Code.

     3. In accordance with Section VII.A. & B. of the Code of Ethics, I will report all non-exempt Securities Accounts in which I have or acquire a Beneficial Interest or Ownership.

     4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the Section VIII requirements of the Code.

     5. I will comply with the Code of Ethics in all others respects.

     6. In accordance with Section VII.B. of the Code, the following is a list of all Securities in which I have a Beneficial Interest or Ownership:

     PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, BANK, OR MUTUAL FUND (INCLUDING ACCOUNTS YOU MAINTAIN AT LEGG MASON). INDICATE "NONE" IF APPROPRIATE.

NAME OF BROKER, DEALER, BANK
       OR MUTUAL FUND         ACCOUNT TITLE  ACCOUNT NUMBER
----------------------------  -------------  --------------




*ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE THAT IS NOT MAINTAINED AT LEGG MASON WOOD WALKER, INC. See next page for continued list...

CONTINUED LIST -IF NEEDED: PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, BANK, OR MUTUAL FUND (INCLUDING ACCOUNTS YOU MAINTAIN AT LEGG MASON). INDICATE "NONE" IF APPROPRIATE.

NAME OF BROKER, DEALER, BANK
       OR MUTUAL FUND         ACCOUNT TITLE  ACCOUNT NUMBER
----------------------------  -------------  --------------





*ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE THAT IS NOT MAINTAINED AT LEGG MASON WOOD WALKER, INC. --IF WE ARE NOT ALREADY RECEIVING IT.

* IF YOU OWN BENEFICIAL INTERESTS IN SECURITIES THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT OR IN AN ACCOUNT MAINTAINED AT LEGG MASON WOOD WALKER, INC. , PLEASE LIST THEM BELOW. INCLUDE PRIVATE EQUITY INVESTMENTS. INDICATE "NONE" IF APPROPRIATE.

NAME OF
BROKER, DEALER,                                        NUMBER OF
BANK, OR                          ACCOUNT   NAME OF    SHARES/PRINCIPAL
MUTUAL FUND       ACCOUNT TITLE   NUMBER    SECURITY   AMOUNT
---------------   -------------   -------   --------   ----------------




     I CERTIFY THAT THE INFORMATION ON THESE FORMS IS ACCURATE AND COMPLETE. *I ALSO ACKNOWLEDGE THAT I HAVE PRE-CLEARED ALL SECURITY TRADES (LMWW OR OUTSIDE CUSTODIED), FOR QUARTER ENDING 3/31/_ _ _ _.


     ------------------------------------------
     Print: Access Person's Name or Employee's Name


     -----------------------------------------    ------------------------------
     Access Person's Signature or Employee's                   Date